EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned (each, a “Party”) agree to the joint filing on behalf of each of them of a Statement on Schedule 13G with respect to the ordinary shares of Nomad Foods Limited and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. The Parties hereby acknowledge and agree that all subsequent amendments to the Statement on Schedule 13G shall be filed on behalf of each of the Parties without the necessity of executing or filing additional joint filing agreements. The Parties hereby acknowledge that each Party shall be responsible for timely filing of such amendments, and for the completeness and accuracy of the information concerning such Party contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other Party, except to the extent that such Party knows or has reason to believe that such information is inaccurate. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of February 12, 2016.

PERMIRA EUROPE III G.P. LIMITED

/s/ Alistair Boyle
Name:	Alistair Boyle
Title:	Director

PERMIRA EUROPE III G.P. L.P.
By: Permira Europe III G.P. Limited, its general partner

/s/ Alistair Boyle
Name:	Alistair Boyle
Title:	Director

BIRDS EYE IGLO LIMITED PARTNERSHIP INC
By: Liberator GP Limited, its general partner
By: Liberator Managing Partner Limited, its managing partner

/s/ Alistair Boyle
Name:	Alistair Boyle
Title:	Director

LIBERATOR GP LIMITED

/s/ Alistair Boyle
Name:	Alistair Boyle
Title:	Director

LIBERATOR MANAGING PARTNER LIMITED

/s/ John Marren
Name:	John Marren
Title:	Director